Exhibit 10.19

CONFORMED COPY

DEED OF SHARE CHARGE

BY:

LAKES INVEST LIMITED

(as Chargor)

AND

TRONY SOLAR HOLDINGS COMPANY LIMITED

(as the Company)

IN FAVOUR OF:

ICBC INTERNATIONAL FINANCE LTD.

(as Chargee)

THIS SHARE CHARGE (this “Charge”) is made on 12th October 2009

BY:

(1)         LAKES INVEST LIMITED, a company organized and existing under the laws of the British Virgin Islands and having its registered office at Commonwealth Trust Limited, Drake Chamber, Road Town, Tortola, British Virgin Islands (the “Chargor”);

(2)         TRONY SOLAR HOLDINGS COMPANY LIMITED, an exempted limited liability company organized under the laws of the Cayman Islands with registered number 170103 and having its registered office at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”); and

IN FAVOUR OF:

(3)         ICBC INTERNATIONAL FINANCE LTD., a company incorporated under the laws of Hong Kong and having its registered office at 17/F & 18/F 3 Pacific Place, Hong Kong (the “Chargee”)

WHEREAS:

(A)       Pursuant to a Loan Agreement dated October 2, 2009 (the “Loan Agreement”) made among the Company and the Chargee, the Chargee will make available to the Chargor a loan of up to US$30,000,000 (the “Loan”).

(B)        It is a condition precedent to the Chargee making the Loan under the Loan Agreement that the Chargor shall execute this Charge in favour of the Chargee and the same is executed by the Chargor in consideration of the Chargee agreeing to make the Loan to the Chargor and for other good and valuable consideration (the sufficiency of which the Chargor hereby acknowledges).

NOW THIS CHARGE WITNESSES as follows:

1           INTERPRETATION

1.1        Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement and the following words and expressions shall have the following meanings:

“Charge”	means this Charge;

“Charged Property”

means all of the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization or amalgamation of the Company with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares;

“Charged Shares”

means 15,904,078 ordinary shares of the Company registered in the name of the Chargor, representing 15% of the issued authorised share capital of the Company on the date of this Charge, as such number and percentage may be reduced pursuant to clause 4.7;

“Company”

means TRONY SOLAR HOLDINGS COMPANY LIMITED, an exempted limited liability company organized under the laws of the Cayman Islands with registered number 170103 and having its registered office at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands

“Enforcement Event”

means an Event of Default has occurred and is continuing under the Loan Agreement and the Chargee has taken action (or acceleration occurs without action of Bank) under Section 6.2(b) of the Loan Agreement;

“Governmental Authority”

means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Permitted Liens”

means (a) Security Interests securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, (b) other Security Interests which arise by operation of law, and not as a result of any default (provided that such liens do not materially interfere with Borrower’s use of the Charged Property, materially lessen the value of the Charged Property or materially impair Chargee’s lien in the Charged Property), and (c) Security Interests in favor of Chargee.

“Secured Obligations”(1)

means the due and punctual payment and performance of all unpaid principal of and interest on the Loan and all other obligations and liabilities of Borrower to Chargee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, whether on account of principal, interest, indemnities, costs, expenses or otherwise.

“Security Interest”	means any charge, mortgage, pledge, lien, security interest or other similar encumbrance; and

“Security Period”

means the period commencing on the date of execution of this Charge and terminating upon the earlier of payment or discharge in full of the Secured Obligations (other than Secured Obligations consisting of contingent indemnification obligations for which no claim has been made), as such period may be reinstated pursuant to clause 4.8.

1.2        In this Charge unless the context otherwise requires:

1.2.1        references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.2        references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated,

references to sub-clauses of the clauses hereof or paragraphs of the schedule in which the reference appears;

1.2.3        references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.4        references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

1.2.5        references to assets include property, rights and assets of every description; and

1.2.6        references to any document are to be construed as references to such document as amended, restated, supplemented or otherwise modified, extended or renewed from time to time.

1.3        The Schedules are part of this Charge and shall have effect accordingly.

2           CHARGOR’S REPRESENTATIONS AND WARRANTIES

The Chargor hereby represents and warrants to the Chargee that:

2.1        the Chargor is a company duly incorporated and in good standing under the laws of the British Virgin Islands;

2.2        the Chargor is the legal and beneficial owner of all of the Charged Property free from any Security Interest except for Permitted Liens;

2.3        the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

2.4        this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

2.5        the entry into and performance by the Chargor of this Charge does not violate (i) any law or regulation of any Governmental Authority, or (ii) any material agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor; and

2.6        all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge by or against the Chargor have been obtained and are in full force and effect.

3           CHARGOR’S COVENANTS

The Chargor hereby covenants with the Chargee:

3.1        to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Charge to be payable by the Chargor or to be recoverable from the Chargor by the Chargee at the times and in the manner specified in this Charge;

3.2        that the Chargor will promptly following the reasonable request of the Chargee, execute and deliver to the Chargee or to such person or persons as the Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as the Chargee may reasonably require.

3.3        that the Chargor will not without the prior written consent of the Chargee:

3.3.1        permit the transfer of the Charged Shares to any person other than the Chargor, the Chargee or any transferee nominated by the Chargee on enforcement of this Charge; or

3.3.2        vote in favor of varying any of the rights attaching to the Charged Shares which would reasonably be expected to have a material adverse effect on the rights of the Chargee hereunder.

4           SECURITY

4.1        In consideration of the Chargee making the Loan to the Company and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges to the Chargee by way of a first fixed charge all of the right, title and interest in and to the Charged Property including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property.

4.2        The Chargor hereby agrees to deliver, or cause to be delivered no later than the Borrowing Date, to the Chargee:

4.2.1        duly executed undated share transfers in respect of the Charged Shares in favour of the Chargee or its nominees substantially in the form set out in Schedule 1;

4.2.2        all share certificates representing the Charged Shares and a certified copy of the register of members of the Company; and

4.2.3        an undertaking from the Company to register transfers of the Charged Shares to the Chargee or its nominee in the form set out in Schedule 2.

In addition, the Chargor will deliver, or cause to be delivered, to the Chargee within 10 Business Days of the issue of any further Charged Shares, the items listed in Clauses 4.2.1, 4.2.2, and 4.2.3 in respect of all such further Charged Shares.

4.3        The Chargor shall:

4.3.1        promptly following the execution of this Charge, instruct its registered agent to create and maintain a Register of Charges for the Chargor in accordance with Section 162 of the Business Companies Act 2004 of the British Virgin Islands (the “Register of Charges”) and to enter particulars of the security interests created pursuant to this Charge in the Register of Charges, and the Chargor shall instruct its registered agent to effect registration of this Charge at the Registry of Corporate Affairs pursuant to Section 163 of the Business Companies Act 2004 of the British Virgin Islands;

4.3.2        deliver or procure to be delivered to the Chargee or its advisers a certified copy of the updated Register of Charges and a confirmation from the registered agent of the Chargor in writing that such Register of Charges has been filed with the Registry of Corporate Affairs; and

4.3.3        within eighteen (18) days from the Borrowing Date, deliver or procure to be delivered to the Chargee or its advisers the certificate of registration issued by the Registrar of Corporate Affairs.

4.4        The Chargor hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Charged Property (subject only to Permitted Liens) and that it will not:

4.4.1        create or suffer the creation or existence of any Security Interests (other than Permitted Liens) on or in respect of the whole of any part of the Charged Property or any of its interest therein; or

4.4.2        sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property (other than with respect to the dividend or distribution payments described in Clause 5.1.2);

in any such case without the prior consent in writing of the Chargee.

4.5        The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

4.6        Automatically upon the expiration of the Security Period, this Charge and the Security Interest created hereunder shall terminate and be of no force and effect, and following a written request therefor from the Chargor, the Chargee will do such acts as may be necessary to evidence the release of the security constituted by this Charge.

4.7        In the event that Borrower is unable to borrow $10,000,000 of the Loan due to failure to comply with the conditions precedent set forth in Sections 3.2 and 3.3 of the Loan Agreement (rather than a unilateral decision by Borrower that it does not wish to borrow such $10,000,000 portion)), the Charge and Security Interest created hereunder shall automatically terminate with respect to one third of the Charged Shares, and following a written request therefor from the Chargor, the Chargee will do such acts as may be necessary to evidence such partial release of the security constituted by this Charge.

4.8        Chargor agrees that, if any payment made by Chargor or any other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Charged Property are required to be returned by Chargee to Chargor, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Charged Property securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other collateral securing Chargor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Chargor in respect of any Lien or other collateral securing such obligation or the amount of such payment.

5           DEALINGS WITH CHARGED PROPERTY

5.1        Unless and until an Enforcement Event has occurred:

5.1.1        the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge;

5.1.2        the Chargor shall be entitled to receive and retain any dividends, distributions, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof; and

5.1.3        the Chargor shall be entitled to receive all notices pertaining to the Charged Shares.

5.2        The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property and following an Enforcement Event or Chargor’s failure to make such payments or discharge such obligations, the Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor.  Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.3        The Chargor hereby authorises the Chargee to arrange at any time and from time to time after the occurrence of an Enforcement Event for the Charged Property or any part thereof to be registered in the name of the Chargee (or its nominee) thereupon to be held as so registered subject to the terms of this Charge.

6           PRESERVATION OF SECURITY

6.1        It is hereby agreed and declared that:

6.1.1        the security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2        the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;

6.1.3        no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient;

6.1.4        any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given;

6.1.5        until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor and the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)                                  exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

(b)                                 exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)                                  exercise any right of set-off or counterclaim against the Company or any such co-surety;

(d)                                 receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or

(e)                                  unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Chargee.

6.1.6        The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.2        Any settlement or discharge under this Charge between the Chargee, the Company and the Chargor shall be conditional upon no security or payment to the Chargee by the Company or the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3        In the event that the ordinary shares of the Company registered in the name of the Chargor at the date of this Charge are subdivided (by share dividend, share split or otherwise) into a greater number of ordinary shares, the Chargor shall pledge such number of additional ordinary shares as is required to cause the number of shares representing the Charged Shares to remain equal to 15% of the issued authorised share capital of the Company following such subdivision. In the event that the ordinary share of the Company registered in the name of the Chargor at the date of this Charge are combined or consolidated, by reclassification or otherwise, into a lesser number of ordinary shares, the charge created hereunder shall automatically be released with respect to the number of shares representing more than 15% of the issued authorised share capital of the Company following such combination or consolidation and the Chargee will execute and deliver to the Chargor evidence of such release.

7           ENFORCEMENT OF SECURITY

7.1        Upon the occurrence of an Enforcement Event, the Security Interest hereby constituted shall become immediately enforceable upon notice to the Chargor by the Chargee and the Chargee, at any time thereafter, without further notice to or consultation with or consent of the Company or the Chargor may:

7.1.1        solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as such Chargee may think fit;

7.1.2        receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Chargee, until applied in the manner described in Clause 7.3, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand;

7.1.3        appoint by instrument any person to be a receiver of the Charged Property (the “Receiver”) and remove any Receiver so appointed and appoint another in his stead;

7.1.4        sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

7.1.5        complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

7.2           Upon any sale by the Chargee of the Charged Property or any part thereof following an Enforcement Event, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.3           All moneys received by the Chargee pursuant to this Charge shall be held by it upon trust in the first place to pay or make good all such reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Chargee in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

7.3.1        FIRSTLY:  in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Chargee shall think fit;

7.3.2        SECONDLY:  the surplus (if any) shall be promptly paid to the Chargor or to whosoever else may be entitled thereto.

7.4           Neither the Chargee nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of fraud or dishonesty; however, in no event shall the Chargee be liable for consequential, special, indirect or punitive damages.

7.5           The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.6           Following an Enforcement Event, the Chargee shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by installments) as it, in its absolute discretion, thinks fit.

7.7           The Chargor and the Company shall not have any claim against the Chargee or its nominee in respect of any loss arising out of any such sale or any postponement of sale howsoever caused, and whether or not a better price could or might have been obtained upon the sale of the Charged Shares (or any of them) by deferring or advancing the date of such sale or otherwise howsoever.

7.8           In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, upon the occurrence of an Enforcement Event the Receiver may take such action in relation to the enforcement of this Charge to:

7.8.1        take possession of, redeem, collect and get in all or any part of the Charged Property;

7.8.2        raise or borrow money and grant security therefor over all or any part of the Charged Property;

7.8.3        appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions,

7.8.4        do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;

7.8.5        in the name of the Chargor or in his own name, bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

7.8.6        sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;

7.8.7        exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge;

7.8.8        make any arrangement or compromise which he shall think expedient; and

7.8.9        do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

8              FURTHER ASSURANCES

8.1           The Chargor and the Company shall execute and do all such assurances, acts and things as the Chargee in its reasonable discretion may require for:

8.1.1        perfecting, protecting or ensuring the priority of the Security Interest hereby created (or intended to be created);

8.1.2        preserving or protecting any of the rights of the Chargee under this Charge;

8.1.3        ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee or assignees of the Chargee;

8.1.4        facilitating the appropriation or realisation of the Charged Property or any part thereof following an Enforcement Event; or

8.1.5        exercising any power, authority or discretion vested in the Chargee under this Charge following an Enforcement Event,

in any such case forthwith upon reasonable demand by the Chargee.

8.2           Following an Enforcement Event, the Chargor and the Company shall provide such assurances and do all acts and things the Receiver may reasonably require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

8.3           The Company shall, within 10 Business Days after the Borrowing Date, procure that the following notation be entered on the Register of Members of the Company:

“The 15,904,078 ordinary shares of US$0.0001 par value issued as fully paid up is charged in favour of ICBC International Finance Ltd. pursuant to a Share Charge dated 12th October, 2009, as amended from time to time.”

9              INDEMNITIES

9.1           The Chargor will indemnify and save harmless the Chargee, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Chargee, the Receiver or such agent or attorney:

9.1.1        in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

9.1.2        in the preservation or enforcement of the Chargee’s rights under this Charge or the priority thereof;

9.1.3        on the release of any part of the Charged Property from the security created by this Charge; or

9.1.4        otherwise as a result of the execution and delivery of, or performance of rights and obligations under, this Charge,

and the Chargee, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.  All amounts recoverable by the Chargee, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

9.2           If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall. For the purposes of this clause, “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

10           POWER OF ATTORNEY

10.1         The Chargor, by way of continuing security and in order more fully to secure the performance of its obligations hereunder, pursuant to the Power of Attorney Law (1996 Revision) hereby irrevocably appoints the Chargee and the persons deriving title under it jointly and also severally to be its attorney:

10.1.1      to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

10.1.2      to take and institute on non-payment all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

10.1.3      to make allowances and give time or other indulgence to any surety or other person liable; and

10.1.4      to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

10.2         The Chargee agrees that the power conferred by this Clause 10 shall not be exercisable until the occurrence of an Enforcement Event.  Following an Enforcement Event, the power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.  In relation to the power referred to herein, the exercise by the Chargee of such power following an Enforcement Event shall be conclusive evidence of its right to exercise the same.

11           NOTICES

Any notice required or permitted by this Charge shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or by fax (upon customary confirmation of receipt), or 48 hours after being deposited with an internationally-recognized courier, with delivery fees prepaid, addressed to the party to be notified at such party’s address as set forth below, or as subsequently modified by written notice at least ten (10) days in advance.

Chargor
Lakes Invest Limited
Commonwealth Trust Limited,
Drake Chambers, Road Town, Tortola,
British Virgin Islands
Facsimile: (86) 755-8328-2919
Email: chu.howard@trony.com
Email: andrew.chen@trony.com

with a copy to:

Simpson Thacher & Bartlett LLP
35/F ICBC Tower
3 Garden Road
Central, Hong Kong
Facsimile: +852-2869-7694
Attention: Sinead O’Shea
Email: soshea@stblaw.com

Chargee:
ICBC International Finance Ltd.
17/F & 18/F Three Pacific Place

1 Queen’s Road East

Hong Kong

Facsimile: +852-2683-3697
Attention: Zhang Heng/ Jimmy Zhu

Email: jjmzhu@icbci.com.hk

12           ASSIGNMENTS

12.1         This Charge shall be binding upon and shall inure to the benefit of the Chargor, the Company and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

12.2         The Chargor or the Company may not assign or transfer all or any part of its rights and/or obligations under this Charge.

12.3         The Chargee may not assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee without the prior written consent of the Chargor such consent not to be unreasonably withheld.

13           MISCELLANEOUS

13.1         If any of the clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

13.2         This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

13.3         The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

13.4         This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

14           GOVERNING LAW AND JURISDICTION

This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands.  Nothing in this clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

15           ARBITRATION

Any dispute, controversy or claim arising out of or relating to this Charge, or the breach, termination or invalidity thereof, shall be settled by arbitration in the Hong Kong Special Administrative Region of the People’s Republic of China under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with these Rules.  The number of arbitrators shall be three and the arbitration proceedings shall be conducted in English.

16           OTHER REMEDIES

Upon the occurrence of an Enforcement Event, in addition to the remedies available to Chargee pursuant to the Loan Documents, Chargee may exercise any other remedies with respect to the Charged Property as are available to a secured party under applicable law.

17           SERVICE OF PROCESS

Chargor hereby irrevocably designate and appoint Walkers Corporate Services Limited (the “Chargor Process Agent”), as the authorized agent of the Chargor upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Chargor Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Chargor.  The Chargor hereby represents that he/she/it has notified the Chargor Process Agent of such designation and appointment and that the Chargor Process Agent has accepted the same in writing.  The Chargor hereby authorizes and directs the Chargor Process Agent to accept such service on his/her/its behalf.  The above designation and authorization of the Chargor Process Agent shall not be revoked without the prior written consent of Chargee.  The Chargor further agree that service of process upon the Chargor Process Agent and written notice of said service to the Chargor mailed by prepaid registered first class mail or delivered to the Chargor Process Agent at its principal office shall be deemed in every respect effective service of process upon the Chargor in any suit or proceeding.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.  The Chargor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Chargor Process Agent in full force and effect so long as the Chargor have any outstanding obligations under this Charge.

[Signature Page to Follow]

IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a deed as of the day and year first before written.

EXECUTED AS A DEED BY LAKES INVEST LIMITED:

Authorised signatory:
Li Yi
Director

Witness:
Paula-Marie Mullan
Address:
35/F ICBC Tower
8 Garden Road
Hong Kong
Occupation:
Solicitor

IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a deed as of the day and year first before written.

EXECUTED AS A DEED BY TRONY SOLAR HOLDINGS COMPANY LIMITED:

Authorised signatory:
Li Yi
Director

Witness:
Paula-Marie Mullan
Address:
35/F ICBC Tower
8 Garden Road
Hong Kong
Occupation:
Solicitor

IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a deed as of the day and year first before written.

EXECUTED AS A DEED BY ICBC INTERNATIONAL FINANCE, LTD.:

Authorised signatory:
Pan Fu Sheng
Director

Witness:
Marco Wong
Address:
17/F&18F 3 Pacific Place
Hong Kong
Occupation:
Finance

SCHEDULE 1

SHARE TRANSFER FORM

Trony Solar Holdings Company Limited
(the “Company”)

FOR VALUE RECEIVED, Lakes Invest Limited (the “Transferor”) hereby transfers unto

of                                                                                     (the “Transferee”)                      ordinary shares of the Company standing in Transferor’s name in the Register of Members of Trony Solar Holdings Company Limited.

Signed by the Transferor

Name:
Title:

in the presence of:

WITNESS

Dated this day of

Signed by the Transferee

Name:
Title:

in the presence of:

WITNESS

Dated this day of

SCHEDULE 2

COMPANY UNDERTAKING

We, Trony Solar Holdings Company Limited (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with                                                (the “Transferee”) to register or cause to be registered into the register of members of the Company all transfers of Charged Shares submitted to the Company for registration by the Transferee pursuant to the due exercise of rights under the Share Charge (as defined below) on or after occurrence of an Event of Default immediately after the submission of such transfers.

This Undertaking is given pursuant to Clause 4.2.3 of the Share Charge (the “Share Charge”) dated                      among Lakes Invest Limited, the Company, the Transferee and other parties thereto, and any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge.

EXECUTED by	)
TRONY SOLAR HOLDINGS COMPANY LIMITED:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation: